PCOM LOGO

MEDIA CONTACT:                          INVESTOR CONTACT:
------------------                      -----------------
Greg Berardi                            Daniel W. Rumsey, General Counsel and
                                        Interim CFO
415-239-7826                            408-866-3666
GREG@BLUEMARLINPARTNERS.COM             DAN.RUMSEY@P-COM.COM


                           P-COM COMPLETES $11 MILLION
                  PRIVATE PLACEMENT OF SERIES C PREFERRED STOCK

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CAMPBELL, CA (Oct. 6, 2003) - P-Com, Inc. (OTCBB:PCOM),  a worldwide provider of wireless telecom products and services, today announced that it closed $11 million in equity based financing on Friday after the stock market closed.

"This new round of equity financing demonstrates the continuing improvement of P-Com's business operations and is part of the ongoing restructuring program to return P-Com to profitability," said P-Com CEO Sam Smookler. "The combination of additional cash and the previously announced conversion of $21 million of debt into equity further strengthens our competitive position and gives P-Com greater flexibility to pursue its business objectives."

On Aug. 5, P-Com announced that $21 million in 7% Convertible Notes were exchanged for 1 million shares of Series B Preferred Stock. On Sept. 25th, P-Com announced that Silicon Valley Bank renewed P-Com's credit facility for an additional year. The credit facility allows for maximum borrowings of up to $4 million.

Burnham Hill Partners acted as exclusive placement agent in connection with the Series C Financing and advised P-Com on its recapitalization plan. Jason Adelman, Managing Director, of Burnham Hill Partners said: "With P-Com's 11-year history of providing leading edge broadband wireless access solutions, we are confident that P-Com, with its recapitalized balance sheet, will be able to achieve its stated objective of returning to operating profitability under the leadership of new CEO Sam Smookler."

For more information related to the Series C Financing please see Form 8-K to be filed with the Securities Exchange Commission.

ABOUT P-COM, INC.
-----------------
P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit WWW.P-COM.COM or call 408-866-3660.

ABOUT BURNHAM HILL PARTNERS
---------------------------
Burnham Hill Partners, based in New York City, was formed in August 2003 and is a division of Pali Capital, Inc., a NASD registered broker dealer. The professionals at Burnham Hill Partners have extensive experience in providing comprehensive financing and financial advisory services to publicly traded companies with market capitalizations of up to $250 million. Burnham Hill Partners' sector expertise includes telecommunications, network security and software as well as medical devices and life sciences. For more information on Burnham Hill Partners, its professionals and deal history call (212) 980-2200.


SAFE HARBOR STATEMENT
---------------------
Statements in this release that are forward-looking involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity or debt financing; P-Com's ability to negotiate repayment terms with its trade and other creditors, as well as settle outstanding litigation; a severe worldwide slowdown in the telecommunications equipment and services sector; short term working capital constraints; fluctuations in customer demand and commitments; introduction of new products; commercial acceptance and viability of new products; cancellations of orders without penalties; pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases of P-Com's products and/or services; the timing of new technology and product introductions; and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

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